#012 Putnam Equity Income Fund
5/31/04 semi annual

Because the electronic format for filing Form N SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A

Putnam Management has agreed to assume certain expenses incurred by the fund in connection with allegations of improper short term trading activity. During the funds fiscal period, legal, shareholder servicing and communication, audit, and Trustee fees incurred by the fund and assumed by Putnam Management were $64,019.



72DD1 (000s omitted)

Class A	 	$12,178
Class B          2,235
Class C		    217

72DD2 (000s omitted)

Class M		 $   587
Class R		       4
Class Y		   3,093

73A1

Class A		$0.104
Class B 		 0.047
Class C		 0.047

73A2

Class M 		$0.066
Class R		 0.089
Class Y		 0.124

74U1 (000s omitted)

Class A		 117,345
Class B		  48,674
Class C		   4,728

74U2 (000s omitted)

Class M		   8,273
Class R			 53
Class Y		  25,097

74V1

Class A		$15.73
Class B		 15.60
Class C		 15.65

74V2

Class M		$15.61
Class R		 15.70
Class Y		 15.73